Exhibit 10.1

PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (the “Agreement”) is made as of the 31st day of December, 2009 (the “Effective Date”) between DayStar Technologies, Inc., a Delaware corporation (the “Company”), and Peter Alan Lacey (the “Purchaser”). The Company and the Purchaser are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

     The Company desires to issue and the Purchaser desires to purchase a secured promissory note (the “Note”) in substantially the form attached hereto as Exhibit A.

AGREEMENT

     Now, therefore, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. PURCHASE AND SALE OF NOTE.

     1.1 Sale and Issuance of Note. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closing: the Note in substantially the form attached hereto as Exhibit A in the principal amount of US$125,000.

1.2	Closing; Delivery.

(a) Closing Date. The closing of the purchase and sale of the Note (the “Closing”)

shall be held on December 31, 2009 or as soon thereafter as practicable (the “Closing Date”) at a place and time to be determined by the Company and Purchaser.

     (b) Deliveries at Closing. At the Closing (i) the Purchaser will deliver to the Company payment of the Purchase Price with respect to the Note by wire transfer from the Purchaser to a bank designated by the Company and the executed counterpart signature pages to the Security Agreement (as defined below); and (ii) the Company shall issue and deliver to the Purchaser the executed Note in favor of the Purchaser and the executed counterpart signature pages to the Security Agreement (as defined below).

     (c) Purchase Price. The “Purchase Price” of the Note shall equal the principal amount of the Note.

     1.3 Use of Proceeds. The Company shall use the proceeds related to the sale of the Note for (i) operating capital and (ii) funding of the Company’s ongoing research and development and related business operations.

2. SECURITY INTEREST. The indebtedness represented by the Note shall be secured by certain assets of the Company as set forth in that certain Amended and Restated Security

Exhibit 10.1

Agreement, dated as of December 31, 2009 by and between the Company and the Purchaser attached hereto as Exhibit B (the “Security Agreement”).

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows: 3.1 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

     3.2 Authorization. All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Note, has been taken prior to the Closing. This Agreement and the Note when executed and delivered by the Company shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

     3.3 Issuance of the Securities. The Note is duly authorized and, when issued and paid for in accordance with this Agreement, the Note will be duly and validly issued.

     43.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Note or the consummation of any other transaction contemplated thereby or hereby shall have been obtained and will be effective at the Closing or, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

     3.5 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Note, will not (a) breach any law to which the Company or any of its subsidiaries or any of their assets is subject or any provision of its organizational documents, (b) breach any contract, order or permit to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of its assets is subject, or (c) trigger any rights of first refusal, preferential purchase, or similar rights.

     3.6 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of the Note is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “1933 Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

The Purchaser represents, warrants and covenants to the Company as follows:

Exhibit 10.1

     4.1 Purchase for Own Account. The Purchaser represents that it is acquiring the Note solely for its own account and beneficial interest for investment and not with a view to or for sale in connection with any distribution of the Note, has no present intention of selling, granting any participation in the same, and does not presently have reason to anticipate a change in such intention.

     4.2 Information and Sophistication. The Purchaser acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note. The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser. The Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

     4.3 Ability to Bear Economic Risk and Knowledge of Certain Risk Factors. The Purchaser acknowledges that investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment. The Purchaser has evaluated the risks involved in investing in the Note, and has determined that the Note is a suitable investment for the Purchaser.

     4.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Note unless and until there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement or such disposition does not require registration under the 1933 Act or any applicable state securities laws. In the event that Purchaser seeks to make a disposition of all or any portion of the Note in the absence of registration under the 1933 Act and any applicable state securities laws, Purchaser shall furnish an opinion of counsel reasonably satisfactory in form and in substance to the Company that such disposition is exempt from registration under the 1933 Act and any applicable state securities laws.

5.	MISCELLANEOUS.

5.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     5.2 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of California without giving effect to the conflict of laws provisions thereof that would require the application of the law of another jurisdiction. THE PARTIES EACH HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS

Exhibit 10.1

RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS.

     5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     5.5 Notices. Any notice required or permitted under this Agreement or the Note shall be given in writing and shall be deemed effectively given upon personal delivery, upon confirmation of facsimile delivery, one day after deposit with a national overnight courier service, or three days after deposit with the United States Post Office, postage prepaid, addressed to the Company at 2972 Stender Way, Santa Clara, California 95054, or to the Purchaser at its address shown on the signature page hereto, or at such other address as such Party may designate in writing to the other Party.

     5.6 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

     5.7 Expenses. Company and Purchaser shall bear the entire cost of its own expenses and legal fees incurred on its behalf with respect to this Agreement, the Security Agreement and the Note and the transactions contemplated hereby and thereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Note, the Security Agreement or any other agreement entered into in conjunction herewith or therewith, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     5.8 Entire Agreement. This Agreement, the Security Agreement, the Note, and the Exhibits hereto and thereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     5.9 Interpretation; Rules of Construction. The words “include”, “includes” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation”. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and the Note and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

[Signature Page Follows]

Exhibit 10.1

     IN WITNESS WHEREOF, the Parties have executed this PURCHASE AGREEMENT as of the date first written above.

COMPANY:	DayStar Technologies, Inc.,
a Delaware corporation

By:
	Name:	William S. Steckel
	Title:	President and Chief Executive Officer

PURCHASER:

Name: Peter Alan Lacey Address: RR#2 Site 19 Box 6 Red Deer AB T4N 5E2

[SIGNATURE PAGE TO PURCHASE AGREEMENT]